UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 16, 2005

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

(303) 660-3933
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 16, 2005 (the “Issue Date”), SAN Holdings, Inc. (the “Company”) issued to the Company’s majority shareholder, Sun Solunet, a stock purchase warrant (the “Guaranty Warrant”) to purchase 2,244,522 shares of the Company’s common stock, no par value per share (the “Common Stock”) at an exercise price of $0.001 per share. The Guaranty Warrant is immediately exercisable. The form of the Guaranty Warrant was previously filed as an exhibit to the Company’s Amended Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 3, 2003 (the “April 2003 Current Report”).

The Common Stock issuable by the Company upon the exercise of the Guaranty Warrant represents approximately 2% of the Company’s outstanding Common Stock as of the Issue Date. As a result, giving effect to the exercise of the Guaranty Warrant (but not to the exercise of any other outstanding warrants or options), Sun Solunet now holds approximately 59% of the outstanding common stock of the Company (inclusive of the Guaranty Warrant).

The Company received no cash proceeds from the issuance of the Guaranty Warrant. If the entire Guaranty Warrant is exercised, the Company will receive a total of approximately $2,225. However, no assurance can be given that the Guaranty Warrant will be exercised.

The Guaranty Warrant was issued to Sun Solunet in partial consideration for a guaranty provided by an affiliate of Sun Solunet (the “Guarantor”) on the revolving credit line of up to $10 million of the Company with Harris Trust and Savings Bank (“Harris Trust”) pursuant to a letter agreement dated March 31, 2003 (“Credit Support Agreement”), among the Company, Sun Solunet and the Guarantor in a transaction exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The Credit Support Agreement was filed as an exhibit to the Company’s April 2003 Current Report.

The number of shares exercisable under the Guaranty Warrant issued to Sun Solunet on the Issue Date was determined pursuant to a formula set forth in the Credit Support Agreement and is based on the amount that the outstanding guarantee provided on behalf of the Company by the Guarantor on the credit line with Harris Trust exceeds $3.0 million as of the Issue Date. Until the Company reduces the guaranteed debt to $3.0 million or less, it will be required to issue additional warrants to Sun Solunet at six-month intervals in the future (each May and November), according to formulas applicable to each such date, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. As of the Issue Date, the Company has outstanding borrowings on the Harris Trust revolving credit line of approximately $9.5 million.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
*4.01	Form of Warrant
____________________ *Incorporated by reference to Annex A of Exhibit 2.3 to the Registrant’s amended Current Report on Form 8-K/A filed on April 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By: /s/ Robert C. Ogden
Robert C. Ogden, Vice President,
Chief Financial Officer and Secretary

Date: May 16, 2005